EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Spartan Motors, Inc.
Charlotte, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-25357) and Form S-8 (Nos. 333-69028, 333-98083, 333-111887, 333-111888, 333-126269, 033-80980 and 333-145674) of Spartan Motors, Inc. of our reports dated March 15, 2010, relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of Spartan Motors, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Grand Rapids, Michigan

March 15, 2010